Exhibit 4.1

EXECUTION VERSION

O’REILLY AUTOMOTIVE, INC.

as Issuer,

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO

as Subsidiary Guarantors

UMB BANK, N.A.

as Trustee

INDENTURE

Dated as of June 20, 2013

3.850% SENIOR NOTES DUE 2023

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar	41
SECTION 11.08. Governing Law	41
SECTION 11.09. No Recourse Against Others	41
SECTION 11.10. Successors	41
SECTION 11.11. Multiple Originals	41
SECTION 11.12. Table of Contents; Headings	41
SECTION 11.13. Severability	41
SECTION 11.14. Force Majeure	41
SECTION 11.15. U.S.A. Patriot Act	42
SECTION 11.16. Electronic Transactions	42

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.10
	(c)	Not Applicable
311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
312	(a)	2.07
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	Not Applicable
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.02;4.03
	(b)	Not Applicable
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	11.05
	(f)	Not Applicable
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.11
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04

Trust Indenture Act Section		Indenture Section
	(a)(2)	Not Applicable
	(b)	6.07
	(c)	2.14
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.06
318	(a)	11.01
	(b)	Not Applicable
	(c)	11.01

*	This Cross-Reference Table is not part of the Indenture.

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

INDENTURE dated as of June 20, 2013, among O’REILLY AUTOMOTIVE, INC., a Missouri corporation, THE SUBSIDIARY GUARANTORS (as defined below) and UMB BANK, N.A., as trustee.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture (as defined herein) to provide for the initial issuance of $300,000,000 aggregate principal amount of its 3.850% Senior Notes due 2023 (the “Initial Notes” and, together with any Additional Notes (as defined herein), if and when issued, the “Notes”) to be issued as provided in this Indenture. In addition, the Subsidiary Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, the parties hereto covenant and agree, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

For all purposes under this Indenture and any supplemental indenture hereto, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Additional Notes” means any additional 3.850% Senior Notes due 2023 issued from time to time after the Issue Date under the terms of this Indenture other than pursuant to 2.08, 2.09, 2.12, 3.06 or 9.05 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, shall mean the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Company) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the Company’s option, be extended).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company, or any authorized committee of the Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate.

“Business Day” means any day other than a Legal Holiday.

“Capital Markets Debt” means any debt for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (ii) has an aggregate principal amount outstanding of at least $25.0 million.

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Company or one of its Subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4) the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, société anonyme, or any successor thereto.

“Company” means O’Reilly Automotive, Inc., and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer and delivered to the Trustee.

“Comparable Treasury Issue” means, with respect to the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (i) the average of the applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such applicable Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Net Tangible Assets” means the aggregate amount of the Company’s assets (less applicable reserves and other properly deductible items) and the Company’s consolidated subsidiaries’ assets after deducting therefrom (a) all current liabilities (excluding the sum of any debt for money borrowed having a maturity of less than twelve months from the date of the Company’s most recent consolidated balance sheet but which by its terms is renewable or extendable beyond twelve months from such date at the option of the borrower and, without duplication, any current installments thereof payable within such twelve month period) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who:

(1) was a member of such board of directors on the date of this Indenture; or

(2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facility Debt” means any debt for borrowed money that (i) is incurred pursuant to a credit agreement, including pursuant to the Revolving Credit Facility, or other agreement providing for revolving credit loans, term loans or other debt entered into between the Company or any Subsidiary of the Company and any lender or group of lenders and (ii) has an aggregate principal amount outstanding or committed of at least $25.0 million.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a Note in definitive registered form without coupons.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of any political subdivision of the United States of America.

“DTC” means The Depository Trust Company or any of its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the Person for which the determination is being made. Funded Debt shall not include (1) obligations created pursuant to leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Global Notes” means Notes in the form of a global security as delivered to the Depositary.

“Global Note Legend” means the legend set forth in Exhibit A to this Indenture, which is required to be placed on all Global Securities issued under this Indenture.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means, with respect to the Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated or Wells Fargo Securities, LLC, as selected by the Company or, if both firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Interest Payment Date” when used with respect to the Notes, means the date specified in the Notes for the payment of any installment of interest on the Notes.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Issue Date” means June 20, 2013.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on the amount so payable during the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such property or assets.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Maturity,” when used with respect to any Note or installment of principal thereof, means the date on which the principal of such Note or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or Clerk, any Assistant Secretary, or any Vice-President of such Person. The term Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed on behalf of the Company or a Subsidiary Guarantor by two Officers of the Company or the Subsidiary Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or the Subsidiary Guarantor, as applicable, that meets the requirements of Section 11.04 and 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of Section 11.04 hereof (which may be subject to customary assumptions and qualifications). The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream) as indirect participants.

“Permitted Liens” means:

(1) Liens (other than Liens created or imposed under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), for taxes, assessments or governmental charges or levies not yet subject to penalties for non-timely payment or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof;

(2) statutory Liens of landlords and Liens of mechanics, materialmen, warehousemen, carriers and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that any such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(3) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company and Subsidiaries of the Company in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, laws or regulations, or to secure the performance of tenders, statutory obligations, bids, leases, trade or government contracts, surety, indemnification, appeal, performance and return-of-money bonds, letters of credit, bankers acceptances and other similar obligations (exclusive of obligations for the payment of borrowed money), or as security for customs or import duties and related amounts;

(4) Liens in connection with attachments or judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(5) Liens securing indebtedness (including capital leases) incurred to finance the purchase price or cost of construction of property or assets (or additions, repairs, alterations or improvements thereto), provided that such Liens and the indebtedness secured thereby are incurred within twelve months of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof;

(6) Liens securing industrial revenue bonds, pollution control bonds or similar types of tax-exempt bonds;

(7) Liens arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or exercise of any privilege, franchise or license;

(8) encumbrances, covenants, conditions, restrictions, easements, reservations and rights of way or zoning, building code or other restrictions, (including defects or irregularities in title and similar encumbrances) as to the use of real property, or Liens incidental to conduct of the business or to the ownership of properties of the Company or any Subsidiary of the Company not securing debt that do not in the aggregate materially impair the use of said properties in the operation of the business of the Company, including its Subsidiaries, taken as a whole;

(9) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Company, including its Subsidiaries, taken as a whole;

(10) Liens on property or assets at the time such property or assets are acquired by the Company or any Subsidiary of the Company;

(11) Liens on property or assets of any person at the time such person becomes a Subsidiary of the Company;

(12) Liens on receivables from customers sold to third parties pursuant to credit arrangements in the ordinary course of business;

(13) Liens existing on the date of this Indenture, or any extensions, amendments, renewals, refinancings, replacements or other modifications thereto;

(14) Liens on any property or assets created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property or assets, whether directly or indirectly, by way of share disposition or otherwise;

(15) Liens securing debt of a Subsidiary Guarantor owed to the Company or to another Subsidiary Guarantor;

(16) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(17) Liens to secure debt of joint ventures in which the Company or any of its Subsidiaries have an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures;

(18) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(19) Liens arising from financing statement filings regarding operating leases;

(20) Liens in favor of customs and revenue authorities to secure custom duties in connection with the importation of goods;

(21) Liens securing the financing of insurance premiums payable on insurance policies; provided, that such Liens shall only encumber unearned premiums with respect to such insurance, interests in any state guarantee fund relating to such insurance and subject and subordinate to the rights and interests of any loss payee, loss payments which shall reduce such unearned premiums;

(22) Liens securing cash management obligations (that do not constitute indebtedness), or arising out of conditional sale, title, retention, consignment or similar arrangements for sale of goods and contractual rights of set-off relating to purchase orders and other similar arrangements, in each case in the ordinary course of business;

(23) Liens on any property or assets of Foreign Subsidiaries securing debt of such Foreign Subsidiaries (but not debt of the Company or any Subsidiary Guarantor); and

(24) other Liens on property or assets of the Company and the property or assets of its Subsidiaries securing debt in an aggregate principal amount (together with the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions entered into in reliance on this clause) not to exceed, as of any date of incurrence of such debt pursuant to this clause and after giving effect to such incurrence and the application of the proceeds therefrom, the greater of (1) $250.0 million and (2) 15% of the Company’s Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency.

“Rating Event” means:

(1) if the Notes are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period, or

(2) if the Notes are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by each of the Rating Agencies on any date during the Trigger Period.

“Redemption Date”, when used with respect to any Note to be redeemed, shall mean the date specified for redemption of such Note in accordance with the terms of such Note and this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Note and this Indenture (not including accrued and unpaid interest to, but not including, the Redemption Date).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Reference Treasury Dealer” means, with respect to the Notes, (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated or Wells Fargo Securities, LLC or their respective successors; provided however, that if the foregoing dealers shall cease to be a primary United States Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Regular Record Date” means June 1 and December 1, as applicable.

“Responsible Officer” with respect to the Trustee, means any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who customarily performs functions similar to those performed by such Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for administration of this Indenture.

“Revolving Credit Facility” means the Credit Agreement, dated as of January 14 , 2011, among the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, as amended, amended and restated, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Funded Debt” means all Funded Debt of the Company or its Subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the Securities).

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

“Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 2.14 hereof.

“Stated Maturity” means June 15, 2023.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes pursuant to the terms set forth in this Indenture.

“Subsidiary Guarantor” means each of:

•	each subsidiary of the Company which is a Guarantor under this Indenture; and

•

any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture (which shall be evidenced by the execution of a supplemental indenture in the form of Exhibit B hereto), and their respective successors and assigns;

provided, however, that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be a Subsidiary Guarantor.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03.

“Treasury Yield” means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

“Trigger Period” means the period commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Change of Control Offer”	3.09
“Change of Control Payment Date”	3.09
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Legal Holiday”	11.08
“Notice of Default”	6.01
“Paying Agent”	2.05
“Registrar”	2.05
“Sale and Leaseback Transaction”	4.07
“Surviving Person”	5.01
“Surviving Guarantor”	5.02
“Trustee”	8.05

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(7) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(8) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subsdivision.

ARTICLE TWO.

THE SECURITIES

SECTION 2.01. Form Generally. The Notes will initially be guaranteed by the Subsidiary Guarantors on the terms set forth in Article Ten hereof. The Notes shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes as evidenced by their execution of the Notes.

The certificated Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner; provided that such method is permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the Officers executing such Notes as evidenced by their execution of such Notes.

SECTION 2.02. Notes in Global Form. Notes issued as a Global Note shall represent such of the outstanding Notes as specified therein and may provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof.

Global Notes may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Notes will be issued in certificated form.

Notwithstanding the provisions of Sections 2.02 and 2.14 hereof, payment of principal of and any interest on any Global Note shall be made to the Depositary or its nominee, as the case may be, as the sole registered owner and holder of any Global Note for all purposes under this Indenture.

SECTION 2.03. Amount of Notes. On the Issue Date, the Trustee shall authenticate and deliver $300,000,000 of 3.850% Senior Notes due 2023 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in a Company Order. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

All Notes shall be substantially identical except as described in Section 2.18 hereto and as may otherwise be provided in any indenture supplemental hereto.

If any of the terms of the Notes are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Notes.

The Notes, including any Additional Notes, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.04. Execution, Authentication, Delivery and Dating.

An Officer shall execute the Notes for the Company by manual or facsimile signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes after the following conditions have been met:

(1) Receipt by the Trustee of an Opinion of Counsel stating that such Notes, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Notes; and

(2) an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Notes have been complied with and that, to the best of the knowledge of the signers of such Officers’ Certificate, no Event of Default with respect to any of the Notes shall have occurred and be continuing.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized signatory, and such certificate and signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

UMB Bank, N.A., as Trustee

By:
Authorized Signatory

Each Note shall be dated the date of its authentication.

SECTION 2.05. Registrar and Paying Agent. The Company shall maintain, with respect to the Notes, an office or agency where such Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.06. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on or interest on such Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Notes and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.08. Registration, Registration of Transfer and Exchange. Upon surrender for registration of transfer of any Notes at an office or agency of the Company designated pursuant to Section 4.08 hereof for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange (other than any exchange of a temporary Note for a permanent Note not involving any change in ownership or any exchange pursuant to Section 2.12, 3.06 or 9.05 hereof, not involving any transfer).

Notwithstanding any other provisions (other than the provisions set forth in the fourth paragraph) of this Section 2.08, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary. Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book-entry.

Each Global Note is exchangeable for Notes in certificated form only if (i) the Depositary notifies the Company that it is no longer willing or able to act as a depositary for the Global Notes or ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor depositary within 90 days of that notice or becoming aware that the Depositary is no longer so registered, (ii) an event of default has occurred and is continuing, and the Depositary requests the issuance of certificated Notes or (iii) the Company determines (subject to DTC’s procedures) not to have the notes represented by a Global Note. In any such event the Company will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Notes, will authenticate and deliver, Notes in certificated form in exchange for such Global Note. In any such instance, an owner of a beneficial interest in either Global Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in registered form only, without coupons.

Upon the exchange of a Global Note for Notes in certificated form, such Global Note shall be cancelled by the Trustee. All cancelled Global Notes held by the Trustee shall be destroyed by the Trustee and a certificate of their destruction delivered to the Company. Notes in certificated form issued in exchange for a Global Note pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Notes as instructed in writing by the Depositary.

At the option of the Holders of certificated Notes, certificated Notes may be exchanged for other certificated Notes of any authorized denomination or denominations of a like aggregate principal amount and tenor, upon surrender of the certificated Notes to be exchanged at such office or agency. Whenever any certificated Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the certificated Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange any Notes during a period beginning 15 Business Days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

SECTION 2.09. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note (including, with limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.10. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. Subject to the foregoing, in determining whether the Holders of the requisite principal amount of outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, (including, without limitation, determinations pursuant to Articles 6 and 9 hereof), only Notes outstanding at the time of such determination shall be considered in any such determination.

If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.11. When Notes Disregarded. For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action under this Indenture, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 2.12. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture as permanent Notes.

SECTION 2.13. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes according to its normal operating procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14. Payment of Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

If the Company defaults in a payment of interest on the Notes which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.15. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (and subject to Sections 2.08 and 2.14 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary’s records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any of the Depositary’s records relating to such beneficial ownership interests.

SECTION 2.16. Computation of Interest. Interest on the Initial Notes will accrue from June 20, 2013. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.17. CUSIP Numbers. The Company, in issuing the Notes, may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.18. Issuance of Additional Notes.

The Company shall be entitled, from time to time, without notice to or the consent of the Holders of the Notes to increase the principal amount of Notes under this Indenture and issue such increased principal amount (or any portion thereof), in which case any Additional Notes so issued will have the same form and terms (other than the Issue Date, offering price and, under certain circumstances, CUSIP/ISIN number and date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Initial Notes, and such Additional Notes will form a single class with the Initial Notes, including for voting purposes.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)	the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)	the issue price, the issue date and the CUSIP numbers of such Additional Notes.

ARTICLE THREE.

REDEMPTION AND PREPAYMENT

SECTION 3.01. Notices to Trustee. If the Company elects to redeem prior to the Stated Maturity thereof all or part of the Notes pursuant to the terms of the Notes, it shall notify the Trustee of the paragraph of the Notes and/or Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date and the principal amount of Notes to be redeemed plus accrued interest, if any, to but not including the Redemption Date and the Redemption Price. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (or such shorter notice as may be acceptable to the Trustee).

SECTION 3.02. Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

No Notes of $2,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount of that Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become irrevocably due on the date fixed for redemption at the applicable Redemption Price, plus accrued and unpaid interest to, but not including, the Redemption Date. On and after the Redemption Date, unless the Company defaults in paying the applicable Redemption Price, interest ceases to accrue or accrete on Notes or portions of them called for redemption.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the principal amount of Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price, including interest accrued and unpaid to the date fixed for redemption;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6) that, unless the Company defaults in paying such Redemption Price, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(7) the paragraph of the Notes and/or provision of this Indenture or any supplemental indenture pursuant to which the Notes called for redemption are being redeemed;

(8) the CUSIP number and ISIN, if any, printed on the Notes being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, contained in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (or such shorter notice as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest to, but not including, the Redemption Date. A notice of redemption may not be conditional.

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed on that date, other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall as promptly as practicable return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. In addition, if any money deposited with the Trustee or with the Paying Agent, or held by the Company, in respect of any redemption of Notes remains unclaimed for two years after the applicable Redemption Date, such money shall be handled in accordance with Section 8.06.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of the Notes called for redemption. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and, upon the Company’s written request, the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption. Prior to March 15, 2023, the Notes will be redeemable, in whole, at any time, or in part, from time to time, at the Company’s option upon not less than 30 nor more than 60 days’ notice at a Redemption Price, plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the rights of holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), equal to the greater of:

•	100% of the principal amount thereof, or

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 25 basis points.

On or after March 15, 2023, the Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option upon not less than 30 nor more than 60 days’ notice at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the rights of holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

In addition, the Company may at any time purchase Notes by tender, in the open market or by private agreement, subject to applicable law.

SECTION 3.08. Sinking Fund. The Notes will not have the benefit of any sinking fund.

SECTION 3.09. Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (in integral multiples of $1,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased, to but not including the date of purchase, subject to the rights of holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall, by first class mail, send a notice to Holders of the Notes (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event, stating:

(1)	that the Change of Control Offer is being made pursuant to this Section 3.09 and that all Notes tendered will be accepted for payment;

(2)	the repurchase price and the repurchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Note not tendered will continue to accrue interest;

(4)	that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)	that Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice or transfer such Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)	that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes repurchased;

(7)	that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple thereof; and

(8)	if such notice is mailed prior to the consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue of such compliance.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful,

(1)	accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Note or portions of Notes being repurchased by the Company.

(d) The Paying Agent will promptly mail to each Holder of Notes accepted for payment the Change of Control Payment for such Notes deposited pursuant to (c)(2) above, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 and or any integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(e) Notwithstanding anything to the contrary in this Section 3.09, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.09 and repurchases all Notes validly tendered and not withdrawn under the Change of Control Offer; or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in the payment of the applicable Redemption Price.

ARTICLE FOUR.

COVENANTS

SECTION 4.01. Payment of Notes. The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually make all payments of principal of, premium, if any, on and interest, if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments of principal of, premium, if any, on and interest, if any, then due on the Notes.

SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company shall timely file with the SEC and, if requested by the Trustee, furnish to the Trustee and the Holders within 15 days after filing with the SEC copies of such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, provided, however, that the Company will not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or propose to take with respect thereto.

SECTION 4.04. Further Instruments and Acts. The Company shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.05. Corporate Existence. Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) and

(2) the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

SECTION 4.06. Limitations on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any debt of the Company or any of its Subsidiaries secured by a Lien (other than Permitted Liens) upon any shares of stock, indebtedness, property or other assets (other than deposit accounts, inventory, accounts receivable or the proceeds therefrom), without making effective provision to secure all of the Notes, equally and ratably with any and all other debt thereby secured, so long as any of such debt shall be so secured.

SECTION 4.07. Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary of the Company to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property or assets that have been or are to be sold or transferred by the Company or such Subsidiary of the Company to such Person, with the intention of taking back a lease of such property or assets (a “Sale and Leaseback Transaction”) unless either:

(a) within 12 months after the receipt of the proceeds of the sale or transfer, the Company or any Subsidiary of the Company applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value (as determined in good faith by the Company’s Board of Directors) of such property or assets at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or

(b) the Company or such Subsidiary of the Company would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Lien on such property or assets in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the Notes pursuant to Section 4.06.

The foregoing restriction in the paragraph above shall not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between the Company and a Subsidiary of the Company or between Subsidiaries of the Company, provided that the lessor is the Company or a wholly owned Subsidiary of the Company; or (iii) entered into within 180 days after the later of the acquisition or completion of construction of the subject property or assets.

SECTION 4.08. Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee, an affiliate of the Trustee or Registrar) where the Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company also may from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Note, the Corporate Trust Office for the Trustee shall be the place of payment where such Global Note may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefore; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the procedures of the Depositary for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.05 hereof.

SECTION 4.09. Subsidiary Guarantees. If on or after the date of this Indenture, a Subsidiary of the Company incurs or guarantees obligations under the Revolving Credit Facility or incurs or guarantees obligations under any other Credit Facility Debt or Capital Markets Debt of the Company or any of the Subsidiary Guarantors, if such Subsidiary of the Company is not already a Subsidiary Guarantor, the Company shall cause such Subsidiary, within 30 days to (a) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary shall unconditionally guarantee (subject to Section 10.04) all of the Company’s obligations under this Indenture, including the prompt payment in full when due of the principal of, premium on, if any, interest and, without duplication, defaulted interest, if any, on the Notes and all other amounts payable by the Company thereunder and hereunder, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on any overdue principal and any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes on the terms set forth in Article Ten, and (b) deliver to the Trustee an opinion of counsel to the effect that (i) such supplemental indenture and guarantee of the Notes has been duly executed and authorized and (ii) such supplemental indenture and guarantee of the notes constitutes a valid, binding and enforceable obligation of such Subsidiary of the Company, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity. Any such Guarantee of the Notes shall be equal in ranking (“pari passu”) or senior in right of payment with the Guarantee or other obligation giving rise to the obligation to guarantee the Notes.

ARTICLE FIVE.

SUCCESSOR COMPANIES

SECTION 5.01. Merger, Consolidation or Sale of Assets of the Company. The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its property in one transaction or series of related transactions unless:

(a) the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in the form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all Notes outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(c) immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(d) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent in this Indenture relating to such transaction have been complied with.

For the purposes of this Section 5.01, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more Subsidiaries of the Company, which property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.

SECTION 5.02. Merger, Consolidation or Sale of Assets of Subsidiary Guarantors. Unless the Subsidiary Guarantee of the applicable Subsidiary Guarantor is permitted to be released in connection with such transaction pursuant to Section 10.04, such Subsidiary Guarantor shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:

(1) such Subsidiary Guarantor shall be the surviving person (the “Surviving Guarantor”) or the Surviving Guarantor (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited partnership or limited liability company organized and existing under the laws of the U.S., any State thereof or the District of Columbia;

(2) the Surviving Guarantor (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in the form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Guarantor, such Subsidiary Guarantor’s guarantee of the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor;

(3) immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(4) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.02 and that all conditions precedent in this Indenture relating to such transaction have been complied with.

Notwithstanding the provisions of Section 5.01 and this 5.02, (i) any Subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to the Company or a Subsidiary Guarantor and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing the Company in another state of the United States.

SECTION 5.03. Surviving Person Substituted. (a) In case of any such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to the Notes pursuant to Section 2.02 to be performed by the Company or a Subsidiary Guarantor, as the case may be, such successor entity shall succeed to and be substituted for and may exercise every right and power of the Company or a Subsidiary Guarantor, as the case may be, under this Indenture with the same effect as if it had been named as the Company or a Subsidiary Guarantor, as the case may be, herein, and thereupon the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

(b) In case of any such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE SIX.

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. Each of the following constitutes an “Event of Default” with respect to the Notes:

(1) default in the payment of principal of or premium, if any, on any Note when due at its maturity, upon optional redemption, upon required repurchase or otherwise;

(2) default in the payment of interest when due on the Notes within 30 days of when such amount becomes due and payable;

(3) the Company fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than a failure that is subject to the foregoing clauses (1) or (2)) and such failure continues for 60 consecutive days after receipt by the Company of written notice of the Default by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, which notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”;

(4) debt for money borrowed of the Company or any Subsidiary Guarantor is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, and in each case the total amount of such debt unpaid or accelerated exceeds $75.0 million or its Foreign Currency equivalent at the time without such debt having been discharged or acceleration having been rescinded or annulled within 10 consecutive days after receipt by the Company of written notice of the default by the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

(5) the Company or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Subsidiary Guarantor in an involuntary case;

(B) appoints a Custodian of the Company or any Subsidiary Guarantor or for all or substantially all of its property; or

(C) orders the winding up or liquidation of the Company or any Subsidiary Guarantor;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7) Except as permitted pursuant to Section 10.04, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on its behalf, should deny or disaffirm its obligations under its Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means, for the purposes of this Article Six, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. (a) If an Event of Default with respect to the Notes at the time outstanding (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes by notice to the Company in writing (and to the Trustee, if given by Holders of the Notes) specifying the Event of Default, may declare the principal amount of, premium, if any, and accrued and unpaid interest to, but not including, the date of acceleration on all the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Company or any Subsidiary Guarantor occurs, the principal amount of, premium, if any, and accrued and unpaid interest to, but not including, the date of such Event of Default on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after the principal of the Notes shall have been so declared due and payable (or shall have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, and waive such Event of Default, if any and all Events of Default under this Indenture with respect to such Notes, other than the nonpayment of principal, premium, or interest on Notes that shall not have become due by their terms, shall have been cured or waived as provided in Section 6.04. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because an Event of Default pursuant to clause (4) shall have occurred and be continuing , such declaration of acceleration shall be automatically annulled if (i) the default under the debt that is the subject of such Event of Default has been cured by the Company or the Subsidiary Guarantor or has been waived by the holders thereof or (ii) the holders of the debt that is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such debt, and written notice of such cure, waiver or rescission shall have been given to the Trustee by the Company and countersigned by the holders of such debt or a trustee, fiduciary or agent for such holders, within 20 days after such declaration of acceleration in respect of the Notes and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and no other Event of Default exists or has occurred during such 20-day period which has not been cured or waived during such period.

SECTION 6.03. Other Remedies. If an Event of Default with respect to any Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by written notice to the Trustee may waive an existing Default and its consequences except a continuing Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Note. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. For the avoidance of doubt, subject to Section 6.02 hereof and this Section 6.04, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of the Notes or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Note when due, as provided in Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(i) the Holder previously gave the Trustee written notice stating that an Event of Default with respect to the Notes is continuing;

(ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders of the Notes offer to the Trustee security or indemnity reasonably satisfactory to it to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction inconsistent with the request during such 60-day period.

It is understood and intended and expressly covenanted by the taker and holder of every Note, with every other taker and holder with the Trustee that a Holder of Notes may not use this Indenture to prejudice the rights of another Holder of the Notes or to obtain a preference or priority over another Holder of the Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes held by such Holder, on or after their respective Maturity, or to bring suit for the enforcement of any such payment on or after their respective Maturity, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest, if any, then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six with respect to the Notes, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for the principal amount of, premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal amount of, premium, if any, and accrued and unpaid interest, respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent the Company or such Subsidiary Guarantor may lawfully do so) shall at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN.

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to the Notes, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Notes:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, as modified or supplemented by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may, with respect to the Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with any remedy available to the Trustee, or by exercising any trust or power conferred upon the Trustee under this Indenture, or with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Notes and this Indenture. Except for a Default under Section 6.01(1) or (2) hereof, the Trustee shall not be charged with actual knowledge of any Event of Default or Default unless the Trustee is notified in writing of such Default or Event of Default by the Company or the Holders of at least 25% in the aggregate principal amount of all Notes then outstanding.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(k) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, in the Notes, or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default with respect to the Notes occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of the Notes notice of the Default within 90 days after it occurs. The Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holder. If required by § 313(a) of the TIA within 60 days after each April 15 following the date of the Issue Date, for so long as Notes remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with § 313(a) of the TIA. The Trustee shall also comply with § 313(b) of the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred (including extraordinary services and expenses) or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the administration of this trust and the performance of its duties hereunder; provided that the Company need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by an indemnified party through such party’s own negligence, willful misconduct or bad faith. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder.

Notwithstanding Section 4.06, to secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any additional payments on the Notes.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Notes by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee and may appoint a successor Trustee with respect to the Notes by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture, and thereupon the duties and obligations of the predecessor shall cease and terminate. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly, upon the payment of the fees and expenses owed to the retiring Trustee, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or has been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT.

LEGAL DEFEASANCE, COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture, including obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the Company’s obligations with respect to the Notes under Sections 2.05, 2.06, 2.07, 2.08 and 2.09;

(b) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith under Article Two and Article Seven (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and

(c) Sections 8.01, 8.02, 8.05, 8.06 and 8.07.

Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to the Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Section 4.02, Section 4.05, Section 4.06, Section 4.07, Section 4.09, Section 5.01 and Section 5.02 of this Indenture and from the operation of Section 6.01(3) of this Indenture with respect to such covenants, Section 6.01(4) of this Indenture, the bankruptcy provisions in Sections 6.01(5) and Section 6.01(6) of this Indenture with respect to the Subsidiary Guarantors, and Section 6.01(7) of this Indenture (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof with respect to the Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(3) hereof (solely with respect to the covenants described in Sections 4.02, 4.05, 4.06, 4.07, 4.09, 5.01 and 5.02), Section 6.01(4) hereof, Section 6.01(5) (solely with respect to the Subsidiary Guarantors), Section 6.01(6) hereof (solely with respect to the Subsidiary Guarantors) and Section 6.01(7) hereof shall not constitute an Event of Default with respect to the Notes.

SECTION 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Company must irrevocably deposit in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Notes to the Stated Maturity or redemption, as the case may be;

(2) the Company shall have delivered to the Trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to the Stated Maturity or redemption, as the case may be;

(3) in the case of the legal defeasance option, 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(5) or (6) with respect to the Company or any other Person making such deposit occurs that is continuing at the end of the period;

(4) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than, if applicable, a Default or Event of Default with respect to the Notes resulting from the borrowing of funds to be applied to such deposit);

(5) such deposit does not constitute a default under any other agreement binding on the Company;

(6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not require registration under the Investment Company Act of 1940, as amended;

(7) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been provided by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(8) in case of the Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(9) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as applicable, relating to the Notes as contemplated by this Article Eight have been complied with.

SECTION 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and noncallable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 or Section 8.08 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or noncallable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or noncallable U.S. Government Obligations in accordance with Section 8.02, 8.03 or 8.08 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02, 8.03 or 8.08 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02, 8.03 or 8.08 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. Satisfaction and Discharge of Indenture. If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 3.07 and Notes for whose payment money and/or U.S. Government Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 8.06); or (b) all such Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States Dollars, noncallable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to such Notes by the Company, and shall have delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to the Notes and the Guarantees except for:

(a) in the case of clause (b) above, the Company’s obligations with respect to the Notes under Sections 2.05, 2.06, 2.07, 2.08 and 2.09;

(b) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and

(c) Sections 8.05, 8.06, 8.07 and 8.08,

each of which shall survive until the Notes have been paid in full (thereafter, the Company’s obligations in Section 7.07 only shall survive).

Upon the Company’s exercise of this Section 8.08, the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes.

ARTICLE NINE.

AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(a) to evidence the succession of another Person to the Company or a Subsidiary Guarantor pursuant to Article Five and the assumption by such successor of the Company’s or such Subsidiary Guarantor’s covenants, agreements and obligations in this Indenture and in the Notes;

(b) to provide for the issuance of Additional Notes in accordance with the limitations set forth herein;

(c) to add Subsidiary Guarantees or security with respect to the Notes or confirm and evidence the release, termination or discharge of any Subsidiary Guarantee or security interest in accordance with this Indenture;

(d) to comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; to conform the text of this Indenture or the Notes or the Subsidiary Guarantees to any description of the Indenture, the Notes or the Subsidiary Guarantees contained in the prospectus or prospectus supplement relating to the offer and sale of the Notes;

(e) to surrender any right or power conferred upon the Company or any Subsidiary Guarantor by this Indenture, to add to the covenants of the Company or any Subsidiary Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes as the Board of Directors of the Company shall consider to be for the protection of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such default;

(f) to cure any ambiguity, omission, defect or inconsistency or correct or supplement any provision contained in this Indenture, in any supplemental indenture or in any Notes that may be defective or inconsistent with any other provision contained therein;

(g) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not materially adversely affect the interests of any Holders of the Notes;

(h) to add or to change any of the provisions of this Indenture to provide that Notes in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Notes in registered form or of principal, premium or interest with respect to Notes in bearer form, or to permit Notes in registered form to be exchanged for Notes in bearer form, so as to not adversely affect the interests of the Holders or any coupons of the Notes in any material respect or permit or facilitate the issuance of Notes in uncertificated form;

(i) to make any change not otherwise specified in this Section 9.01 that does not adversely affect the rights of any Holder in any material respect;

(j) to add to, change, or eliminate any of the provisions of this Indenture with respect to the Notes, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to the Notes created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Notes with respect to the benefit of such provision or (B) become effective only when there is no such Notes outstanding;

(k) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee; or

(l) to establish the form or terms of the Notes and coupons pursuant to Article Two.

SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) affected by such amendment. However, without the consent of each Holder affected, an amendment may not:

(1) reduce the percentage of principal amount of the Notes whose Holders must consent to an amendment, modification, supplement or waiver;

(2) reduce the rate of or extend the time for payment of interest on the Notes;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) reduce the Redemption Price of any Note or add redemption provisions to any Note;

(5) make any Note payable in money other than that stated in this Indenture or the Note;

(6) other than in accordance with this Indenture, eliminate any existing Subsidiary Guarantee of the Notes;

(7) impair the right to receive, and to institute suit for the enforcement of any payment with respect to the Notes; or

(8) after the time a Change of Control Offer is required to have been made, adversely affect the right of repayment or repurchase at the option of a Holder of the Notes.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Company shall mail to all affected Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of the Notes, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and (subject to Section 7.02) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE TEN.

SUBSIDIARY GUARANTEES

SECTION 10.01. Guarantee. Subject to the provisions of this Article Ten, each Subsidiary Guarantor in respect of the Notes hereby jointly and severally unconditionally guarantees (subject to Section 10.04), on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of (i) the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantors to the Holders of the Notes or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Subsidiary Guarantor, that: (a) the principal of, premium, if any, interest and defaulted interest with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or defaulted interest with respect to the Notes and all other obligations of the Company or any Subsidiary Guarantor to the Holders of the Notes or the Trustee hereunder or thereunder and all other obligations under this Indenture with respect to the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and thereof and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders of the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of the Notes or the Trustee to accelerate the obligations of the Subsidiary Guarantors of the Notes hereunder in the same manner and to the same extent as the obligations of the Company.

Each Subsidiary Guarantor, by execution of this Indenture, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that such Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in this Indenture and such Subsidiary Guarantee. This Subsidiary Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder of the Notes, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of the Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of this Indenture for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any acceleration of such obligations as provided in Article Six of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of such Subsidiary Guarantee.

The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the

Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such partner, manager, member shareholder, director, officer, employee, agent or incorporator.

SECTION 10.02. Limitation of Subsidiary Guarantee. The obligations of each Subsidiary Guarantor are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

SECTION 10.03. Waiver of Subrogation. Each Subsidiary Guarantor, by execution of this Indenture, waives to the extent permitted by law any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of the Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor, by execution of this Indenture, shall acknowledge that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.03 is knowingly made in contemplation of such benefits.

SECTION 10.04. Release of Subsidiary Guarantee. Any Subsidiary Guarantee executed pursuant to Section 4.09 of this Indenture (including, without limitation, any Subsidiary Guarantee of the Notes issued as of the Issue Date), shall be automatically and unconditionally released upon the release of the guarantee or the obligation that resulted in Section 4.09 of this Indenture becoming applicable (other than by reason of payment under such guarantee) without any action required on the part of the Trustee or any Holder of the Notes upon such Subsidiary Guarantor ceasing to guarantee or be an obligor with respect to the Revolving Credit Facility or a guarantor or obligor under any other Credit Facility Debt or Capital Markets Debt of the Company or any of the Subsidiary Guarantors. In addition, any Subsidiary Guarantee of this Indenture shall be automatically and unconditionally released upon: (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such Subsidiary Guarantor (other than to the Company or any Affiliate of the Company); or (ii) upon the sale or disposition of all or substantially all the property of such Subsidiary Guarantor (other than to any Affiliate of the Company other than another Subsidiary Guarantor); provided, however, that, in each case, after giving effect to such transaction, such Subsidiary is no longer liable for any guarantee or other obligations in respect of any Credit Facility Debt or Capital Markets Debt of the Company or any of the Subsidiary Guarantors. Any Subsidiary Guarantee also will be released if the Company exercises its Legal Defeasance or its Covenant Defeasance option as set forth in Article Eight, or if the Company’s obligations under this Indenture are discharged as set forth in Section 8.08. The Company will give written notice as promptly as practicable to the Trustee of the automatic release of any Subsidiary Guarantee pursuant to this Section 10.04. At the Company’s request, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

ARTICLE ELEVEN.

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed on it with respect to this Indenture under the TIA.

SECTION 11.02. Notices. Any notice or communication shall be in writing (including facsimile and PDF transmission) and delivered in person or mailed by first-class mail addressed as follows:

If to the Company or any Subsidiary Guarantor:

O’Reilly Automotive, Inc.

233 South Patterson

Springfield, Missouri 65802

Facsimile: 417-874-7102

Attention: Chief Financial Officer

If to the Trustee:

UMB Bank, N.A.

1010 Grand Boulevard, 4th floor

Kansas City, Missouri 64106

Facsimile: 816-860-3029

Attention: Corporate Trust

The Company, any Subsidiary Guarantor, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of bearer securities may be proved by the production of such bearer securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the bearer securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such bearer securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any bearer security continues until (i) another such certificate or affidavit bearing a later date issued in respect of the same bearer security is produced, (ii) such bearer security is produced to the Trustee by some other Person, (iii) such bearer security is surrendered in exchange for a registered security or (iv) such bearer security is no longer outstanding. The ownership of bearer securities may also be proved in any other manner which the Trustee deems sufficient.

(d) The ownership of registered securities shall be proved by the register maintained by the Registrar.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of a Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such a Note.

(f) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(g) The Depositary, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Governing Law. THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.09. No Recourse Against Others. No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of the Company or any Subsidiary Guarantor, shall have any liability for any obligations of the Company under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note (including the Subsidiary Guarantees), each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.

SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.13. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.

SECTION 11.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.16. Electronic Transactions. The parties hereto agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

O’REILLY AUTOMOTIVE, INC.

By:	/s/ Thomas McFall
Name: Thomas McFall
Title: Executive Vice President of Finance and Chief Financial Officer

[Indenture—Signature Page]

UMB BANK, N.A., as Trustee

By	/s/ Anthony P. Hawkins
Name: Anthony P. Hawkins
Title: Vice President

[Indenture—Signature Page]

GUARANTORS:
O’REILLY AUTOMOTIVE STORES, INC. as Guarantor

By:	/s/ Thomas McFall
Name: Thomas McFall
Title: Executive Vice President of Finance and Chief Financial Officer

OZARK AUTOMOTIVE DISTRIBUTORS, INC.
O’REILLY II AVIATION CORPORATION
GREENE COUNTY REALTY CO.
OZARK SERVICES, INC. as Guarantors

By:	/s/ Thomas McFall
Name: Thomas McFall
Title: Treasurer

OZARK PURCHASING, LLC as Guarantor

By: Ozark Services, Inc., its sole member

By:	/s/ Thomas McFall
Name: Thomas McFall
Title: Treasurer

CSK AUTO CORPORATION as Guarantor

By:	/s/ Thomas McFall
Name: Thomas McFall
Title: Treasurer and Chief Financial Officer

CSK AUTO, INC.
CSKAUTO.COM, INC. as Guarantors

By:	/s/ Thomas McFall
Name: Thomas McFall
Title: Treasurer and Chief Financial Officer

[Indenture—Signature Page]

OC HOLDING COMPANY, LLC as Guarantor

By:	O’Reilly Automotive Stores, Inc., its sole member

By:	/s/ Thomas McFall
Name: Thomas McFall
Title: Executive Vice President of Finance and Chief Financial Officer

[Indenture—Signature Page]

Exhibit A

[FORM OF FACE OF SECURITY]

[Global Notes Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

3.850% Notes due 2023

CUSIP: [•]
ISIN: [•]

No.	$[•]

O’REILLY AUTOMOTIVE, INC. promises to pay to CEDE & CO. or registered assigns, the principal sum: $[•] ([•] HUNDRED MILLION DOLLARS AND NO CENTS), as such amount may be increased or decreased as set forth in the Schedule of Increase or Decrease in Principal Amount of Global Note attached hereto, on June 15, 2023.

Interest Payment Dates: June 15 and December 15, commencing on December 15, 2013.

Record Dates: June 1 and December 15.

Additional provisions of this Note are set forth on the other side of this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:

O’REILLY AUTOMOTIVE, INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

UMB Bank, N.A., as Trustee

By
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

O’REILLY AUTOMOTIVE, INC.

3.850% Notes due 2023

1. Indenture

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.850% Notes due 2023 (herein called the “Notes,” which expression includes any additional notes issued pursuant to Section 2.18 of the Indenture (as hereinafter defined)), issued and to be issued under an indenture, dated as of June 20, 2013 (herein called the “Indenture”), among O’REILLY AUTOMOTIVE, INC., a Missouri corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), THE SUBSIDIARY GUARANTORS listed on the signature pages to the Indenture and UMB Bank, N.A., as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto relevant to the Notes reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create or incur Liens or engage in Sale and Leaseback Transactions, in each case, subject to some exceptions as set forth in the Indenture. The Indenture also imposes certain limitations on the ability of the Company to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions, in each case, subject to some exceptions as set forth in the Indenture.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2. Interest

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2013. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 20, 2013. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

3. Paying Agent, Registrar and Service Agent

Initially, the Trustee will act as Paying Agent, registrar and service agent. The Company may appoint and change any Paying Agent, registrar or co-registrar and service agent without notice. The Company or any of its Subsidiaries may act as Paying Agent, registrar, co-registrar or service agent.

4. Defaults and Remedies; Waiver

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, subject to certain limitations, may declare the principal of, premium if any, and accrued and unpaid interest on all the Notes due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act by the Trustee or any Holder of outstanding Notes.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnification. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.

At any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if any and all existing Events of Default under the Indenture with respect to the Notes, other than the nonpayment of principal, premium, or interest on Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.04 of the Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Note. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

5. Amendment

In addition to any supplemental indenture otherwise authorized by the Indenture, the Company, the Subsidiary Guarantors and the Trustee may from time to time and at any time enter into supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of any Holder of Notes, for one or more of the following purposes: (a) to evidence the succession of another Person to the Company or a Subsidiary Guarantor pursuant to Article Five of the Indenture and the assumption by such successor of the Company’s or such Subsidiary Guarantor’s covenants, agreements and obligations in the Indenture and in the Notes; (b) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; (c) to add Subsidiary Guarantees or security with respect to the Notes or confirm and evidence the release, termination or discharge of any Subsidiary Guarantee or security interest in accordance with the Indenture; (d) to comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; to comply with the rules of any applicable securities depositary; to conform the text of this Indenture or the Notes or the Subsidiary Guarantees to any description of the Indenture, the Notes or the Subsidiary Guarantees contained in the prospectus or prospectus supplement relating to the offer and sale of the Notes; (e) to surrender any right or power conferred upon the Company or any Subsidiary Guarantor by the Indenture, to add to the covenants of the Company or any Subsidiary Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes as the Board of Directors of the Company shall consider to be for the protection of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under the Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such default; (f) to cure any ambiguity, omission, defect or inconsistency or correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any Notes that may be defective or inconsistent with any other provision contained therein; (g) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not materially adversely affect the interests of any Holders of the Notes; (h) to add or to change any of the provisions of the Indenture to provide that Notes in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Notes in registered form or of principal, premium or interest with respect to Notes in bearer form, or to permit Notes in registered form to be exchanged for Notes in bearer form, so as to not adversely affect the interests of the Holders or any coupons of the Notes in any material respect or permit or facilitate the issuance of Notes in uncertificated form; (i) to make any change not otherwise specified in Section 9.01 of the Indenture that does not adversely affect the rights of any Holder in any material respect; (j) to add to, change, or eliminate any of the provisions of the Indenture with respect to the Notes, so long as any such addition, change or elimination not otherwise permitted under the Indenture shall (A) neither apply to the Notes created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Notes with respect to the benefit of such provision or (B) become effective only when there is no such Notes outstanding; (k) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; or (l) to establish the form or terms of the Notes and coupons pursuant to Article Two of the Indenture.

With the written consent (as evidenced as provided in Section 9.02 of the Indenture) of the Holders of a majority in principal amount of the Notes at the time outstanding affected by such amendment (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company the Subsidiary Guarantors and the Trustee, may amend the Indenture without notice to any Holder; provided that no such amendment shall, without the consent of the Holders of each Note then outstanding and affected thereby, (i) reduce the percentage of principal amount of the Notes whose Holders must consent to an amendment, modification, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest on the Notes; (iii) reduce the principal of or change the Stated Maturity of any Note; (iv) reduce the Redemption Price of any Note or add redemption provisions to any Note; (v) make any Note payable in money other than that stated in the Indenture or the Note; (vi) other than in accordance with the provisions of Article Ten of the Indenture, eliminate any existing Subsidiary Guarantee of the Notes; (vii) impair the right to receive, and to institute suit for the enforcement of any payment with respect to the Notes; or (viii) after the time a Change of Control Offer is required to have been made, adversely affect the right of repayment or repurchase at the option of a Holder of the Note. It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Any consent to an amendment or a waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes. Any Holder or subsequent Holder may revoke its consent if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend.

6. Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

7.	Redemption Upon a Change of Control Triggering Event

Upon a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07 of the Indenture, any Holder of Notes shall have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related Interest Payment Date (as defined in the Indenture)) as provided in, and subject to the terms of, the Indenture.

8. Sinking Fund

The Notes will not have the benefit of any sinking fund.

9. Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes.

The Company and the Registrar shall not be required (a) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer or exchange of Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

10.	Further Issues

The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue Additional Notes having the same terms and conditions as the Initial Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Initial Notes.

11. Optional Redemption

The Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, on the terms set forth in the Indenture.

12. Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13. No Recourse Against Others

No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of any Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Notes or the Indenture or a Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.

14. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15.	Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

16. Guarantee

The payment by the Company of the principal of, and premium and interest on, the Notes is guaranteed on a joint and several basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Paying Agent may do the same with like rights.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                 attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note repurchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.09 of the Indenture, state the amount you elect to have repurchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

INCREASES OR DECREASES IN PRINCIPAL

AMOUNT OF GLOBAL NOTE

The initial principal amount of this Global Note is $[•]. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Remaining Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

Exhibit B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                     (the “Guaranteeing Subsidiary”), a subsidiary of O’Reilly Automotive, Inc. (or its permitted successor), a Missouri corporation (the “Company”), the Company and UMB Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of June 20, 2013, (the “Indenture”), providing for the issuance of 3.850% Senior Notes due 2023 (the “Notes”);

WHEREAS, this Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee (subject to Section 10.04 of the Indenture) all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

(i) the principal of, premium, if any, interest and defaulted interest with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or defaulted interest with respect to the Notes and all other obligations of the Company or any Subsidiary Guarantor to the Holders of the Notes or the Trustee hereunder or thereunder and all other obligations under the Indenture with respect to the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders of the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.

(b) The obligations of the Guaranteeing Subsidiary hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under this Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee.

(h) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i) Pursuant to Section 10.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

(j) This Note Guarantee is a guarantee of payment and not of collection.

3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4. Merger, Consolidation or Sale of Assets of Guaranteeing Subsidiary. Unless the Subsidiary Guarantee of the applicable Subsidiary Guarantor is permitted to be released in connection with such transaction pursuant to Section 10.04 of the Indenture, such Subsidiary Guarantor shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:

(a) such Subsidiary Guarantor shall be the surviving person (the “Surviving Guarantor”) or the Surviving Guarantor (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited partnership or limited liability company organized and existing under the laws of the U.S., any State thereof or the District of Columbia;

(b) the Surviving Guarantor (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in the form of Exhibit B to the Indenture, executed and delivered to the trustee by such Surviving Guarantor, such Subsidiary Guarantor’s guarantee of the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor;

(c) immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(d) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with Section 5.02 of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been complied with.

Notwithstanding the provisions of Section 5.02 of the Indenture, any Subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to the Company or a Subsidiary Guarantor.

5. Releases. Any Subsidiary Guarantee executed pursuant to Section 4.09 of the Indenture (including, without limitation, any Subsidiary Guarantee of the Notes issued as of the Issue Date), shall be automatically and unconditionally released upon the release of the guarantee or the obligation that resulted in Section 4.09 of the Indenture becoming applicable (other than by reason of payment under such guarantee) without any action required on the part of the Trustee or any Holder of the Notes upon such Subsidiary Guarantor ceasing to guarantee or be an obligor with respect to the Revolving Credit Facility or a guarantor or obligor under any other Credit Facility Debt or Capital Markets Debt of the Company or any of the Subsidiary Guarantors. In addition, any Subsidiary Guarantee of the Indenture shall be automatically and unconditionally released upon: (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such Subsidiary Guarantor (other than to the Company or any Affiliate of the Company); or (ii) upon the sale or disposition of all or substantially all the property of such Subsidiary Guarantor (other than to any Affiliate of the Company other than another Subsidiary Guarantor); provided, however, that, in each case, after giving effect to such transaction, such Subsidiary is no longer liable for any guarantee or other obligations in respect of any Credit Facility Debt or Capital Markets Debt of the Company or any of its Subsidiaries. Any Subsidiary Guarantee also will be released if the Company exercises its legal defeasance or its covenant defeasance option as set forth in Article Eight of the Indenture, or if the Company’s obligations under the Indenture are discharged as set forth in Section 8.08 of the Indenture. The Company will give prompt written notice to the Trustee of the automatic release of any Subsidiary Guarantee pursuant to Section 10.04 of the Indenture. At the Company’s request, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

6. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[Guaranteeing Subsidiary]

By:
Name:
Title:

O’Reilly Automotive, Inc.

By:
Name: Thomas McFall
Title: Executive Vice President of Finance and Chief Financial Officer

UMB Bank, N.A., as
Trustee

By:
Authorized Signatory